Exhibit (a)(1)(M)

Voicemail Message:

“We are calling to remind you that the Astellas tender offer for Ocata expires on January 21 at 5PM eastern time. Astellas is offering $8.50 per Ocata share, which is 90% higher than Ocata’s share price on the day prior to announcement of the transaction. Ocata’s board of directors unanimously recommends that you tender your shares. If you hold your Ocata shares through a bank or broker, please contact the person at that firm responsible for your account as soon as possible. The deadline is approaching. Contact your financial advisor promptly so you don’t miss out. Thank you.”

Additional Information

This communication is provided for informational purposes only. No statement in this document is an offer to purchase or a solicitation of an offer to sell securities. Any offers to purchase or solicitation of offers to sell will be made only pursuant to the Tender Offer Statement on Schedule TO (including the Offer to Purchase, the Letter of Transmittal and other documents relating to the Offer) that Astellas Pharma Inc. and Laurel Acquisition Inc. filed with the Securities and Exchange Commission (the “SEC”) on November 19, 2015. In addition, Ocata Therapeutics, Inc. (“Ocata”) filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Tender Offer Statement on November 19, 2015. THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY OCATA’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. Such documents have been made available to Ocata’s stockholders at no expense to them at www.ocata.com. In addition, you may obtain copies of these documents (and all other Offer Documents filed with the SEC) at no charge on the SEC’s website: www.sec.gov. OCATA’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT OFFER DOCUMENTS FILED WITH THE SEC BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE OFFER, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.